UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Craig Hatkoff
Leah Solivan
Jessica Schell
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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From time to time, Blackwells Capital LLC and/or the other participants in its solicitation may make certain posts regarding the campaign to their respective social media pages, including each of their X (formerly known as Twitter) pages, LinkedIn pages, Instagram pages, YouTube pages and/or Facebook pages. A copy of the posts are attached hereto as Exhibit 1, Exhibit 2, and Exhibit 3.

Certain Information Concerning Participants

Blackwells Onshore I LLC, Blackwells Capital LLC, Jason Aintabi, Craig Hatkoff, Jessica Schell and Leah Solivan (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). On February 6, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Blackwells Onshore I LLC.

Exhibit 1

Here’s a major problem with Disney’s current strategy: disclosures on R&D initiatives are anemic – which suggests the Board knows it’s falling short.

Disney massively underspends on R&D when compared to peers. That’s a problem in an era when its main competitors are investing heavily in cutting-edge technology.

#thefutureofdisney #disneydeservesthebest

Exhibit 2

Even when Mr. Peltz’s investments have been successful, those companies succeed in spite of his guidance — not because of it.

Pepsi ignored Mr. Peltz, refusing to part ways with Frito Lay, divest North American and International beverages, or marry Pepsi with Peltz’s losing investment in Mondelez. At Procter & Gamble, executives ignored Mr. Peltz’s calls to move its Cincinnati headquarters or decentralize M&A to the business units.

These companies succeeded because they ignored Mr. Peltz.

Will Mr. Peltz put Disney shareholders and executives in the same position?

#thefutureofdisney #disneydeservesthebest

Exhibit 3

Mr. Peltz’s dismal returns speak for themselves.

And Mr. Peltz’s involvement on company boards distracts company CEOs too.

When Mr. Peltz joined the board of Mondelēz Intl, its CEO had to create a new executive role to handle administrative duties while she herself spent time dealing with Mr. Peltz.

If he’s given the chance, will Mr. Peltz waste Bob Iger’s and Disney shareholders’ time too?

#thefutureofdisney #disneydeservesthebest